CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 17, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 annual reports to shareholders of Invesco V.I. American Franchise Fund (formerly known as Invesco Van Kampen V.I. American Franchise Fund), Invesco V.I. American Value Fund (formerly known as Invesco Van Kampen V.I. American Value Fund), Invesco V.I. Balanced-Risk Allocation Fund, Invesco V.I. Comstock Fund (formerly known as Invesco Van Kampen V.I. Comstock Fund), Invesco V.I. Core Equity Fund, Invesco V.I. Diversified Dividend Fund, Invesco V.I. Diversified Income Fund, Invesco V.I. Equally-Weighted S&P 500 Fund, Invesco V.I. Equity and Income Fund (formerly known as Invesco Van Kampen V.I. Equity and Income Fund), Invesco V.I. Global Core Equity Fund, Invesco V.I. Global Health Care Fund, Invesco V.I. Global Real Estate Fund, Invesco V.I. Government Securities Fund, Invesco V.I. Growth and Income Fund (formerly known as Invesco Van Kampen V.I. Growth and Income Fund), Invesco V.I. High Yield Fund, Invesco V.I. International Growth Fund, Invesco V.I. Mid Cap Core Equity Fund, Invesco V.I. Mid Cap Growth Fund (formerly known as Invesco Van Kampen V.I. Mid Cap Growth Fund), Invesco V.I. Money Market Fund, Invesco V.I. S&P 500 Index Fund, Invesco V.I. Small Cap Equity Fund, Invesco V.I. Technology Fund, Invesco V.I. Value Opportunities Fund (formerly known as Invesco Van Kampen V.I. Value Opportunities Fund) and Invesco V.I. Utilities Fund, the twenty four funds constituting AIM Variable Insurance Funds (Invesco Variable Insurance Funds), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

April 24, 2014